Exhibit 10.01

FIRST AMENDMENT TO INVESTMENT AGREEMENT

This FIRST AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), dated as of March 2, 2016, is by and among Symantec Corporation, a Delaware corporation (together with any successor or assign pursuant to the Investment Agreement (as defined below), the “Company”), and Silver Lake Partners IV Cayman (AIV II), L.P., a Cayman Islands exempted limited partnership (together with its successors and any Affiliate that becomes a Purchaser party to the Investment Agreement in accordance therewith, the “Purchaser”).

WHEREAS, the parties hereto are parties to that certain Investment Agreement, dated as of February 3, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”) by and among the Company and the Purchaser;

WHEREAS, Section 6.03 of the Investment Agreement provides, among other things, that the Investment Agreement may be amended by an agreement in writing executed by the parties thereto in the same manner as the Investment Agreement; and

WHEREAS, the parties hereto desire to amend the Investment Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree to amend the Investment Agreement in the following manner:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. All capitalized terms used and not defined herein shall have the meanings given to such terms in the Investment Agreement.

ARTICLE II

AMENDMENTS TO THE AGREEMENT

2.1 Board Nomination. Section 4.07(a) of the Investment Agreement is hereby restated to read as follows:

“The Company agrees to appoint to the Board of Directors as the initial Purchaser Designee effective as of the Closing an individual selected in accordance with Section 4.07(c) by taking all necessary action to increase the size of the Board of Directors unless there otherwise is a vacancy in the Board of Directors and in either event filling the vacancy thereby created with such individual. The Company agrees that, subject to Section 4.07(c), the Purchaser shall have the right to nominate at each meeting or action by written consent at which individuals will be elected members of the Board of Directors one nominee of the Purchaser (for the avoidance of doubt, the Purchaser shall have a right to nominate a member to the Board of Directors if the

Silver Lake Group collectively Beneficially Owns a number of shares of Company Common Stock equal to or greater than the Minimum Ownership Threshold (as defined below) at such point in time). Notwithstanding the foregoing, the Purchaser shall not have a right to nominate any member to the Board of Directors during any such time as the Silver Lake Group collectively Beneficially Owns less than 4% of the number of shares of Company Common Stock then outstanding assuming issuance upon conversion of the Notes Beneficially Owned by the Silver Lake Group of the shares of Company Common Stock Beneficially Owned by the Silver Lake Group (the “Minimum Ownership Threshold”) until such time as the Silver Lake Group collectively Beneficially Owns a number of shares of Company Common Stock that equals or exceeds the Minimum Ownership Threshold (provided, that as of such time the Purchaser has not irrevocably waived in a writing delivered to the Company all of its board nomination rights pursuant to this Agreement). For the avoidance of doubt, the Purchaser’s rights under this Section 4.07(a) may become effective and/or lose effect from time to time and any number of times.”

ARTICLE III

MISCELLANEOUS

3.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

3.2 Continuing Effect of the Investment Agreement. This Amendment shall not constitute an amendment of any other provision of the Investment Agreement not expressly referred to herein. Except as provided herein, the Investment Agreement shall remain in full force and effect. From and after the date hereof, all references to the term “Agreement” in the Investment Agreement shall be deemed to refer to the Investment Agreement, as amended hereby.

3.3 Miscellaneous. Sections 6.02, 6.03, 6.07, 6.08, 6.09, 6.10 and 6.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

3.4 Headings. The headings of Articles and Sections contained in this Amendment are for reference purposes only and are not part of this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

SYMANTEC CORPORATION

By	/s/ Scott C. Taylor
Name:	Scott C. Taylor
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page – First Amendment to Investment Agreement]

SILVER LAKE PARTNERS IV CAYMAN (AIV II), L.P.

By	/s/ James A. Davidson
Name:	James A. Davidson
Title:	Director

[Signature Page – First Amendment to Investment Agreement]